Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO John V. Moran, Executive Vice President and CFO NBT Bancorp Inc. 52 South Broad Street Norwich, NY 13815 607-337-6589

NBT BANCORP INC. ANNOUNCES FIRST QUARTER NET INCOME OF $10.4 MILLION, OR $0.23 PER DILUTED COMMON SHARE

NORWICH, NY (April 27, 2020) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income of $10.4 million, or $0.23 per diluted common share, for the three months ended March 31, 2020. NBT’s results in the first quarter of 2020 reflect the Current Expected Credit Losses (“CECL”) accounting methodology, including the estimated impact of the COVID-19 pandemic on expected credit losses. Net income was down 64% from the previous quarter and from the first quarter of 2019 primarily due to higher provision for loan losses related to the deterioration of economic conditions caused by the COVID-19 pandemic.

Pre-provision net revenue (“PPNR”)1, excluding securities gains (losses), for the first quarter was $42.5 million compared to $42.9 million from the previous quarter and $43.0 million in the first quarter of 2019.

CEO Comments

“In the face of the rapidly changing economic conditions brought on by the COVID-19 pandemic, we have been aggressive in our response to deliver support and solutions to our customers in distress while providing for the health and safety of our employees,” said John H. Watt, Jr. “We are extremely proud of our team members who have been able to process high volumes of loans through the SBA’s Paycheck Protection Program that are helping businesses in the communities we serve to retain tens of thousands of workers.”

Watt continued, “Our earnings for the first quarter were significantly impacted by the COVID-19 pandemic and the resulting increase to our provision for expected losses under CECL accounting. The quarter was marked by strong loan growth and consistent underlying operating financial performance even in the face of a 150-basis-point drop in the federal funds rate. Our strong balance sheet and capital position, disciplined approach to credit and risk management, technology investments and diversified fee business are attributes that provide NBT with resources and flexibility to navigate these difficult times. We moved forward to complete the acquisition of Alliance Benefit Group of Illinois, Inc. as planned on April 1, 2020 by our EPIC Retirement Plan Services business unit. Our experienced and seasoned management team and knowledgeable local bankers across 7 states will maintain focus on the fundamentals of our business while supporting our customers, communities and shareholders to ensure we all emerge from the current challenges stronger together.”

First Quarter Highlights

Net Income	◾ Net income of $10.4 million ◾ Diluted earnings per share of $0.23
Net Interest Income / NIM	◾ Net interest income on a fully taxable equivalent basis was $77.5 million[1] ◾ Net interest margin (“NIM”) on a fully taxable equivalent basis was 3.52%[1] and flat from the fourth quarter of 2019
PPNR
◾    Pre-provision net revenue (“PPNR”)[1] was $41.7 million
◾    Excluding securities gains (losses), PPNR was $42.5 million compared to $42.9 million in the fourth quarter of 2019 and $43.0 million in the first quarter 2019

Loans and Credit Quality
◾    Period end loans were $7.2 billion, up 6.3%, annualized, from December 31, 2019
◾    Allowance for loans losses to total loans of 1.38%
◾    Net charge-offs to average loans were 0.32%, annualized
◾    Nonperforming assets to total assets were 0.35%

Capital	◾ Tangible equity to assets of 8.55%[1] ◾ CET1 ratio of 10.90%; Total leverage ratio of 10.02%

Company Response to Pandemic

The COVID-19 pandemic has significantly disrupted the global and local economy and the customers and communities served by NBT. In response, the Company immediately formed an Executive Task Force and engaged its established Incident Response Team to execute a comprehensive pandemic response plan. Actions taken to address the safety of employees and the needs of customers are highlighted below.

◾	Employees
o	90% of non-branch employees quickly deployed to work remotely.
o	New scheduling protocols implemented to optimize social distancing for branch staff, including drive-up/ATM and appointment-only banking.
o	Additional paid time off provided to address health and childcare needs.
o	Cross-training and redeployment programs directing staff resources to areas of greatest need.
o	Internal and external communication increased to address rapidly changing business environment and personal impact to employees.
◾	Customers
o	82% of branches remain open for drive-up service and remaining branch staff redeployed to assist in other areas.
o	Leveraged technology tools such as robotic process automation for payment extension requests and onboarding loans; increased use of electronic signatures.
o	Digital communication channels significantly enhanced with dedicated webpages and social media content.
o	Increased use of self-service with a 60% increase in mobile deposits and over 50% increase in mobile and online banking enrollment.
o	As of April 17, 2020, 11.6% of loans are in payment deferral programs:
◾	74% are commercial and 26% are consumer borrowers.
o	Over $385 million in Paycheck Protection Plan (“PPP”) loans processed through April 16; will actively participate in second PPP appropriation.

Loans

◾	Period-end total loans were $7.2 billion at March 31, 2020 compared to $7.1 billion at December 31, 2019.
◾	Commercial real estate increased $100.0 million to $2.2 billion; commercial and industrial loans increased $36.4 million to $1.3 billion; total consumer loans decreased $25.2 million to $3.7 billion.
◾	Commercial line of credit utilization rate of 32% at March 31, 2020 remained consistent with December 31, 2019 of 32% and compared to 36% at March 31, 2019.

Deposits

◾	Average total deposits in the first quarter of 2020 were $7.7 billion, compared to $7.6 billion in the fourth quarter 2019, with annualized growth of 3.8%.
◾	Seasonal inflow of municipal deposits resulted in increases of $37 million on a period-average basis and $182 million on a period-end basis.

Net Interest Income and Margin

◾	Net interest income for the first quarter was comparable to the fourth quarter of 2019 at $77.2 million and down slightly from the first quarter of 2019 of $77.7 million.
◾	The net interest margin on a fully taxable equivalent (“FTE”) basis of 3.52% was flat from the fourth quarter of 2019 and down 12 basis points (“bps”) from the first quarter of 2019.
◾	Earning asset yields were down 6 bps from the prior quarter and down 21 bps from the same quarter in the prior year. Earnings assets grew $124.2 million or 1.4% from the prior quarter.
◾	The cost of interest-bearing liabilities decreased 8 bps from the prior quarter to 0.82% at March 31, 2020 and compared to 0.92% for the first quarter of 2019.
o	Cost of interest-bearing deposits decreased 8 bps from the prior quarter and were 61 bps for the month of March.
◾	Total cost of deposits was 48 bps for the first quarter of 2020, down 6 bps from the prior quarter and flat with the same period in the prior year.

Credit Quality and CECL

◾	Asset quality metrics remained stable in the first quarter of 2020.
◾	Net charge-offs to total average loans of 32 bps compared to 30 bps in the prior quarter and 41 bps in the first quarter of 2019.
◾	Nonperforming assets to total assets were 0.35% compared to 0.31% at December 31, 2019 and 0.33% at March 31, 2019, driven primarily by one commercial credit of $4.2 million.
◾
Provision expense increased $23.6 million from the fourth quarter of 2019 primarily due to an increase in expected losses resulting from deterioration of the economic forecast due to the COVID-19 pandemic.

◾	The allowance for loan losses was $100.0 million, or 1.38%, of total loans compared to 1.02% at December 31, 2019 and 1.07% Day 1 CECL (January 1, 2020).
◾
Day 1 CECL impact resulted in a $3.0 million increase to the allowance for loan losses and a $2.8 million increase to the unfunded loan commitment reserve; retained earnings decreased $4.3 million (after-tax) compared to year-end 2019.

Noninterest Income

◾	Total noninterest income, excluding securities gains (losses), was consistent with the prior quarter at $36.2 million and up $2.5 million from the prior year quarter.
◾	As compared to the prior quarter, seasonally higher insurance revenues and retirement plan fees in the first quarter of 2020 were offset by lower levels of swap fees.
◾	Increase from the prior year first quarter was driven by higher swap fees in other noninterest income and higher wealth management income partly reduced by lower insurance agency seasonal revenues.
◾	Securities losses of $0.8 million were driven by mark-to-market adjustments on equities securities.

Noninterest Expense

◾	Total noninterest expense for the first quarter was up 0.8% from the previous quarter and up 3.5% from the first quarter of 2019.
◾	Significant variances to the prior quarter:
o	Salaries and benefits seasonally higher due to higher payroll taxes and stock-based compensation expenses ($1.5 million).
o
Other noninterest expense was higher in the first quarter of 2020 due to a $2.0 million increase in reserves for unfunded loan commitments due primarily to CECL adoption and COVID-19 pandemic expected losses and was partly offset by $0.7 million lower pension costs.

◾	Significant variances to the first quarter of 2019:
o	Higher salaries and benefits primarily due to merit increases, higher number of employees, one additional business day and higher medical costs.
o	Other expenses increased $1.8 million due to an increase to the unfunded loan commitments reserve, partly offset by lower pension costs.
◾	Remaining portion of FDIC insurance assessment credit was used in the first quarter of 2020.

Income Taxes

◾
Effective tax rate was 14.2% for the first quarter of 2020 compared to 22.0% in the fourth quarter of 2019 and 21.8% in the first quarter 2019 due to lower level of taxable income relative to total income.

Capital

◾	Capital ratios remain strong with tangible common equity to tangible assets increasing 49 bps since first quarter of 2019.
◾	March 31, 2020 CET1 capital ratio of 10.90%, total leverage ratio of 10.02% and total risk-based capital ratio of 13.36%.
◾	Tangible common equity to tangible assets[1] was 8.55% at the end of the first quarter compared to 8.84% at December 31, 2019 and 8.06% at March 31, 2019.
◾
The Company repurchased 263,507 shares of common stock during the first quarter of 2020 at a weighted average price of $30.25 excluding commissions. The Company suspended repurchases during the quarter and does not expect to repurchase additional shares at this time.

◾	On March 23, 2020, the Company announced a second quarter dividend of $0.27 per share, payable on June 15, 2020 to shareholders of record as of June 1, 2020.

Other Events

◾	On April 1, 2020, the Company completed the acquisition of Alliance Benefit Group of Illinois, Inc. (“ABG”) based in Peoria, Illinois.
o	ABG provides retirement plan solutions for over 600 qualified retirement plans with over 40,000 plan participants and accumulated assets of $3.5 billion.
o	ABG brings 70 new team members to EPIC Retirement Plan Services (“EPIC RPS”).
o	ABG further diversifies the EPIC RPS customer base and supports its mission of “Helping America Retire.”

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $9.95 billion at March 31, 2020. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 146 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine, and is currently entering Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, which could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressures among depository and other financial institutions may increase significantly, including competitors having greater financial resources than NBT; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect business and results; (6) NBT’s ability to successfully integrate acquired businesses and employees; (7) adverse changes may occur in the securities markets or with respect to inflation; and (8) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the financial results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2020	2019
Profitability:	1st Q	4th Q	3rd Q	2nd Q	1st Q
Diluted earnings per share	$0.23	$0.66	$0.73	$0.69	$0.66
Weighted average diluted common shares outstanding	44,130,324	44,174,201	44,138,495	44,120,377	44,081,086
Return on average assets (2)	0.43%	1.20%	1.34%	1.28%	1.24%
Return on average equity (2)	3.69%	10.36%	11.83%	11.63%	11.52%
Return on average tangible common equity (1)(2)	5.24%	14.28%	16.43%	16.38%	16.45%
Net interest margin (1)(2)	3.52%	3.52%	3.57%	3.61%	3.64%

Balance sheet data:
Securities available for sale	$1,000,980	$975,340	$932,173	$979,696	$951,859
Securities held to maturity	621,359	630,074	678,435	744,601	780,565
Net loans	7,147,383	7,063,133	6,941,444	6,891,108	6,818,907
Total assets	9,953,543	9,715,925	9,661,386	9,635,718	9,533,510
Total deposits	7,864,638	7,587,820	7,743,166	7,593,706	7,617,659
Total borrowings	714,283	820,682	628,701	794,829	719,775
Total liabilities	8,841,364	8,595,528	8,562,785	8,560,895	8,499,455
Stockholders’ equity	1,112,179	1,120,397	1,098,601	1,074,823	1,034,055

Asset quality:
Nonaccrual loans	$29,972	$25,174	$24,623	$24,669	$25,632
90 days past due and still accruing	2,280	3,717	8,342	2,387	3,335
Total nonperforming loans	32,252	28,891	32,965	27,056	28,967
Other real estate owned	2,384	1,458	2,144	2,203	2,222
Total nonperforming assets	34,636	30,349	35,109	29,259	31,189
Allowance for loan losses	100,000	72,965	72,365	72,165	71,405

Asset quality ratios:
Allowance for loan losses to total loans	1.38%	1.02%	1.03%	1.04%	1.04%
Total nonperforming loans to total loans	0.45%	0.40%	0.47%	0.39%	0.42%
Total nonperforming assets to total assets	0.35%	0.31%	0.36%	0.30%	0.33%
Allowance for loan losses to total nonperforming loans	310.06%	252.55%	219.52%	266.72%	246.50%
Past due loans to total loans	0.51%	0.49%	0.57%	0.52%	0.52%
Net charge-offs to average loans (2)	0.32%	0.30%	0.35%	0.38%	0.41%

Capital:
Equity to assets	11.17%	11.53%	11.37%	11.15%	10.85%
Tangible equity ratio (1)	8.55%	8.84%	8.65%	8.41%	8.06%
Book value per share	$25.52	$25.58	$25.09	$24.56	$23.64
Tangible book value per share (3)	$18.96	$19.03	$18.52	$17.97	$17.02
Tier 1 leverage ratio	10.02%	10.33%	10.15%	9.88%	9.62%
Common equity tier 1 capital ratio	10.90%	11.29%	11.14%	10.95%	10.69%
Tier 1 capital ratio	12.14%	12.56%	12.42%	12.24%	11.99%
Total risk-based capital ratio	13.36%	13.52%	13.38%	13.21%	12.98%
Common stock price (end of period)	$32.39	$40.56	$36.59	$37.51	$36.01

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets	March 31, 2020	December 31, 2019
Cash and due from banks	$160,106	$170,595
Short-term interest bearing accounts	123,254	46,248
Equity securities, at fair value	26,378	27,771
Securities available for sale, at fair value	1,000,980	975,340
Securities held to maturity (fair value $642,325 and $641,262, respectively)	621,359	630,074
Federal Reserve and Federal Home Loan Bank stock	41,018	44,620
Loans held for sale	6,475	11,731
Loans	7,247,383	7,136,098
Less allowance for loan losses	100,000	72,965
Net loans	$7,147,383	$7,063,133
Premises and equipment, net	76,502	75,631
Goodwill	274,769	274,769
Intangible assets, net	11,186	12,020
Bank owned life insurance	183,122	181,748
Other assets	281,011	202,245
Total assets	$9,953,543	$9,715,925

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$2,423,077	$2,414,383
Savings, NOW and money market	4,598,282	4,312,244
Time	843,279	861,193
Total deposits	$7,864,638	$7,587,820
Short-term borrowings	548,904	655,275
Long-term debt	64,183	64,211
Junior subordinated debt	101,196	101,196
Other liabilities	262,443	187,026
Total liabilities	$8,841,364	$8,595,528

Total stockholders’ equity	$1,112,179	$1,120,397

Total liabilities and stockholders’ equity	$9,953,543	$9,715,925

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2020	2019
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income
Interest and fees on loans	$78,728	$79,800	$81,082	$81,271	$79,321
Securities available for sale	5,753	5,639	5,711	6,031	5,922
Securities held to maturity	4,091	4,213	4,586	5,089	5,217
Other	829	924	1,002	842	884
Total interest, fee and dividend income	$89,401	$90,576	$92,381	$93,233	$91,344
Interest expense
Deposits	$9,104	$10,181	$10,745	$10,234	$8,826
Short-term borrowings	1,797	1,707	1,989	2,760	3,237
Long-term debt	393	484	498	471	422
Junior subordinated debt	926	1,021	1,095	1,141	1,168
Total interest expense	$12,220	$13,393	$14,327	$14,606	$13,653
Net interest income	$77,181	$77,183	$78,054	$78,627	$77,691
Provision for loan losses	29,640	6,004	6,324	7,277	5,807
Net interest income after provision for loan losses	$47,541	$71,179	$71,730	$71,350	$71,884
Noninterest income
Service charges on deposit accounts	$3,997	$4,361	$4,330	$4,224	$4,236
ATM and debit card fees	5,854	5,935	6,277	6,156	5,525
Retirement plan administration fees	7,941	7,218	7,600	7,836	7,734
Wealth management (4)	7,273	7,085	7,630	7,122	6,563
Insurance (4)	4,269	3,479	4,000	3,547	4,744
Bank owned life insurance income	1,374	1,236	1,556	1,186	1,377
Net securities (losses) gains	(812)	189	4,036	(69)	57
Other	5,527	6,738	4,291	4,239	3,585
Total noninterest income	$35,423	$36,241	$39,720	$34,241	$33,821
Noninterest expense
Salaries and employee benefits	$40,750	$39,592	$39,352	$38,567	$39,356
Occupancy	5,995	5,653	5,335	5,443	6,275
Data processing and communications	4,233	4,719	4,492	4,693	4,414
Professional fees and outside services	3,897	4,223	3,535	3,359	3,668
Equipment	4,642	4,821	4,487	4,518	4,757
Office supplies and postage	1,636	1,744	1,667	1,577	1,591
FDIC expense (credit)	311	-	(20)	949	1,017
Advertising	609	952	677	641	503
Amortization of intangible assets	835	844	874	893	968
Loan collection and other real estate owned, net	1,017	1,436	976	961	785
Other	6,956	6,310	8,374	4,630	5,126
Total noninterest expense	$70,881	$70,294	$69,749	$66,231	$68,460
Income before income tax expense	$12,083	$37,126	$41,701	$39,360	$37,245
Income tax expense	1,715	8,166	9,322	8,805	8,118
Net income	$10,368	$28,960	$32,379	$30,555	$29,127
Earnings Per Share
Basic	$0.24	$0.66	$0.74	$0.70	$0.67
Diluted	$0.23	$0.66	$0.73	$0.69	$0.66

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q1 - 2020		Q4 - 2019		Q3 - 2019		Q2 - 2019		Q1 - 2019
Assets
Short-term interest bearing accounts	$74,695	1.28%	$51,613	2.43%	$57,530	1.95%	$25,783	1.28%	$9,065	4.07%
Securities available for sale (1) (5)	962,527	2.40%	942,302	2.37%	940,256	2.41%	981,079	2.47%	984,704	2.45%
Securities held to maturity (1) (5)	622,398	2.81%	651,305	2.73%	698,617	2.77%	770,651	2.83%	782,570	2.90%
Investment in FRB and FHLB Banks	39,784	5.97%	37,842	6.37%	40,525	7.04%	46,179	6.60%	49,152	6.54%
Loans (1) (6)	7,163,114	4.42%	7,055,288	4.49%	6,987,476	4.61%	6,958,299	4.69%	6,886,672	4.68%
Total interest earning assets	$8,862,518	4.07%	$8,738,350	4.13%	$8,724,404	4.22%	$8,781,991	4.28%	$8,712,163	4.28%
Other assets	885,570		861,909		852,616		816,748		795,585
Total assets	$9,748,088		$9,600,259		$9,577,020		$9,598,739		$9,507,748

Liabilities and stockholders’ equity
Money market deposit accounts	$2,101,306	1.00%	$2,057,678	1.16%	$2,015,297	1.24%	$1,916,045	1.16%	$1,804,053	0.99%
NOW deposit accounts	1,086,205	0.10%	1,064,193	0.13%	1,056,001	0.13%	1,127,413	0.13%	1,135,213	0.16%
Savings deposits	1,276,285	0.06%	1,251,432	0.06%	1,274,793	0.06%	1,282,084	0.06%	1,252,042	0.06%
Time deposits	842,989	1.62%	853,353	1.69%	893,837	1.75%	953,698	1.73%	942,457	1.64%
Total interest bearing deposits	$5,306,785	0.69%	$5,226,656	0.77%	$5,239,928	0.81%	$5,279,240	0.78%	$5,133,765	0.70%
Short-term borrowings	533,516	1.35%	475,332	1.42%	490,694	1.61%	620,898	1.78%	712,306	1.84%
Long-term debt	64,194	2.46%	81,613	2.35%	84,250	2.35%	82,414	2.29%	73,707	2.32%
Junior subordinated debt	101,196	3.68%	101,196	4.00%	101,196	4.29%	101,196	4.52%	101,196	4.68%
Total interest bearing liabilities	$6,005,691	0.82%	$5,884,797	0.90%	$5,916,068	0.96%	$6,083,748	0.96%	$6,020,974	0.92%
Demand deposits	2,398,307		2,406,563		2,389,617		2,298,867		2,309,531
Other liabilities	214,495		199,674		185,374		162,374		151,490
Stockholders’ equity	1,129,595		1,109,225		1,085,961		1,053,750		1,025,753
Total liabilities and stockholders’ equity	$9,748,088		$9,600,259		$9,577,020		$9,598,739		$9,507,748

Interest rate spread		3.25%		3.23%		3.26%		3.32%		3.36%
Net interest margin (FTE) (1)		3.52%		3.52%		3.57%		3.61%		3.64%

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

	2020	2019
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Commercial	$1,338,609	$1,302,209	$1,317,649	$1,299,784	$1,306,551
Commercial real estate	2,242,139	2,142,057	2,033,552	2,025,280	1,943,931
Residential real estate mortgages	1,446,676	1,445,156	1,416,920	1,404,079	1,390,411
Indirect auto	1,184,888	1,193,635	1,195,783	1,189,670	1,191,111
Specialty lending	539,378	542,063	528,505	519,974	529,144
Home equity	431,536	444,082	452,535	456,754	463,582
Other consumer	64,157	66,896	68,865	67,732	65,582
Total loans	$7,247,383	$7,136,098	$7,013,809	$6,963,273	$6,890,312
	$-
The following table provide loans as a percentage of total loans in industries vulnerable to the COVID-19 pandemic as of March 31, 2020:

Industry	% of Total Loans
Accommodations	2.4%
Healthcare services and practices	2.0%
Restaurants and entertainment	1.9%
Retailers	1.7%
Automotive	1.5%
Total	9.5%

Allowance for Loan Losses as a Percentage of Loans by Segment (7):

	Incurred 12/31/2019	CECL 1/1/2020	3/31/2020

Commercial & industrial	0.96%	0.98%	1.43%
Commercial real estate	1.02%	0.74%	1.10%
Residential real estate	0.27%	0.83%	0.99%
Auto	0.83%	0.78%	1.08%
Other consumer	3.74%	3.66%	4.00%
Total	1.02%	1.07%	1.38%

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue (“PPNR”)	2020	2019
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Income before income tax expense	$12,083	$37,126	$41,701	$39,360	$37,245
Add: Provision for loan losses	29,640	6,004	6,324	7,277	5,807
PPNR	$41,723	$43,130	$48,025	$46,637	$43,052
Less: Net securities (losses) gains	(812)	189	4,036	(69)	57
PPNR excluding securities (losses) gains	$42,535	$42,941	$43,989	$46,706	$42,995

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in loan loss provision due to CECL adoption and the impact of the COVID-19 pandemic.

FTE Adjustment	2020	2019
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Net interest income	$77,181	$77,183	$78,054	$78,627	$77,691
Add: FTE adjustment	329	349	374	445	500
Net interest income (FTE)	$77,510	$77,532	$78,428	$79,072	$78,191
Average earning assets	$8,862,518	$8,738,350	$8,724,404	$8,781,991	$8,712,163
Net interest margin (FTE)	3.52%	3.52%	3.57%	3.61%	3.64%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

Tangible equity to tangible assets	2020	2019
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Total equity	$1,112,179	$1,120,397	$1,098,601	$1,074,823	$1,034,055
Intangible assets	285,955	286,789	287,633	288,507	289,400
Total assets	$9,953,543	$9,715,925	$9,661,386	$9,635,718	$9,533,510
Tangible equity to tangible assets	8.55%	8.84%	8.65%	8.41%	8.06%

Return on average tangible common equity	2020	2019
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Net income	$10,368	$28,960	$32,379	$30,555	$29,127
Amortization of intangible assets (net of tax)	626	633	656	670	726
Net income, excluding intangibles amortization	$10,994	$29,593	$33,035	$31,225	$29,853

Average stockholders’ equity	$1,129,595	$1,109,225	$1,085,961	$1,053,750	$1,025,753
Less: average goodwill and other intangibles	286,400	287,268	288,077	288,930	289,913
Average tangible common equity	$843,195	$821,957	$797,884	$764,820	$735,840
Return on average tangible common equity	5.24%	14.28%	16.43%	16.38%	16.45%

[2]	Annualized.
[3]	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
[4]	Other financial services revenue previously disclosed and included with Insurance income has been reclassified and combined with Trust income and is disclosed as Wealth management income.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
[7]
The allowance for loan losses for December 31, 2019 was calculated based on the incurred losses methodology and beginning January 1, 2020, it was based on the CECL methodology. The risk-based pooling of loans (segments) for incurred and CECL are not consistent. For illustrative purposes only, the loans and related incurred allowance at December 31, 2019 were grouped to conform with the CECL methodology.